                                GOLD KIST INC.


                             DIRECTOR SAVINGS PLAN


                     _____________________________________

                            Effective June 1, 1994
                     _____________________________________


                                GOLD KIST INC.
                      244 Perimeter Center Parkway, N.E.
                            Atlanta, Georgia 30346

                                GOLD KIST INC.

                             DIRECTOR SAVINGS PLAN

                               TABLE OF CONTENTS

                                                           Page
                                                           ----

ARTICLE 1    ESTABLISHMENT AND PURPOSE.................      1
ARTICLE 2    DEFINITIONS
              2.1  Adjustment Date......................     1
              2.2  Beneficiary..........................     1
              2.3  Code.................................     1
              2.4  Committee............................     1
              2.5  Company..............................     1
              2.6  Deferral Account.....................     1
              2.7  Deferral Election(s).................     1
              2.8  Director.............................     2
              2.9  Director Fees........................     2
             2.10  Effective Date.......................     2
             2.11  Fiscal Year..........................     2
             2.12  Interest.............................     2
             2.13  Participant..........................     2
             2.14  Plan.................................     2
             2.15  Plan Year............................     2
             2.16  Surviving Spouse.....................     2
             2.17  Termination of Directorship..........     2
             2.18  Unforeseeable Emergency..............     2
ARTICLE 3    ELIGIBILITY AND PARTICIPATION..............     3
              3.1  Eligibility..........................     3
              3.2  Participation........................     3
              3.3  Deferral Elections...................     3
              3.4  Payment Election.....................     3
ARTICLE 4    AGE 65 BENEFIT.............................     4
              4.1  Eligibility..........................     4
              4.2  Payment Method, Timing and Amount....     4
              4.3  Payment to Beneficiary...............     4
ARTICLE 5    DEATH BENEFIT..............................     5
              5.1  Eligibility..........................     5
              5.2  Payment Method, Timing and Amount....     5
ARTICLE 6    TERMINATION OF DIRECTORSHIP BENEFIT........     6
              6.1  Eligibility..........................     6
              6.2  Payment Method, Timing and Amount....     6
              6.3  Payment to Beneficiary...............     6

ARTICLE 7    HARDSHIP...................................     6
              7.1  Eligibility..........................     6
              7.2  Payment Method, Timing and Amount....     6
ARTICLE 8    ADJUSTMENTS................................     7
              8.1  Accounts.............................     7
              8.2  Adjustments to Deferral Accounts.....     7
ARTICLE 9   ADMINISTRATION..............................     7
              9.1  Committee............................     7
              9.2  Beneficiary Designation..............     7
ARTICLE 10  AMENDMENT AND TERMINATION...................     8
             10.1  Right to Amend or Terminate Plan.....     8
             10.2  Notice...............................     8
ARTICLE 11  GENERAL PROVISIONS..........................     9
             11.1  No Right to Continued Employment.....     9
             11.2  Payment on Behalf of Payee...........     9
             11.3  Nonalienation........................     9
             11.4  No Trust or Funding Created..........     9
             11.5  Binding Effect.......................    10
             11.6  Merger or Consolidation..............    10
             11.7  Entire Plan..........................    10
             11.8  Miscellaneous........................    10

                                GOLD KIST INC.
                                --------------
                             DIRECTOR SAVINGS PLAN
                             ---------------------


                     ARTICLE 1 - ESTABLISHMENT AND PURPOSE
                     -------------------------------------

     The Plan is established for the benefit of eligible directors and shall be known as the "Gold Kist Inc. Director Savings Plan." The purpose of the Plan is to provide deferred compensation benefits to eligible directors. The Company intends that the Plan be an unfunded arrangement for tax purposes and that participating directors will be unsecured general creditors of the Company as to the benefits provided under the Plan.


                            ARTICLE 2 - DEFINITIONS
                            -----------------------

     The following words and phrases as used in the Plan have the following meanings:

     2.1 ADJUSTMENT DATE: The last day of each calendar year, the date of commencement of payment of any benefit pursuant to the Plan and any other date specified by the Committee upon or as of which accounts are adjusted as set forth in Article 8.

     2.2 BENEFICIARY: The beneficiary or beneficiaries designated by a Participant pursuant to Article 9 to receive the benefits, if any, payable on behalf of the Participant under the Plan after the death of such Participant, or, when there has been no such designation or an invalid designation, the individual or entity, or the individuals or entities, who will receive such amount pursuant to Section 9.3(b).

     2.3 CODE: the Internal Revenue Code of 1986, as amended from time to time.

     2.4 COMMITTEE: The Committee provided for in Article 9 and responsible for administering the Plan.

     2.5 COMPANY: Gold Kist Inc., a Georgia corporation, or any entity which succeeds to its rights and obligations with respect to the Plan.

     2.6 DEFERRAL ACCOUNT: With respect to Deferral Elections, the separate bookkeeping account kept to record the Participant's Director Fee Deferrals under such Deferral Elections and Interest accrued on the account, adjusted as of each Adjustment Date or other date as provided in Article 8.

     2.7 DEFERRAL ELECTION(S): The Participant's irrevocable written election, made in accordance with Section 3.3 and in such form as specified by the Committee, to forego the receipt of a stipulated whole percent of Director Fees.

     2.8 DIRECTOR: A person who is serving as either a Director or Director Emeritus in accordance with the By-Laws of Gold Kist Inc.

     2.9 DIRECTOR FEES: The annual retainer and meeting fees for services as a Director of Gold Kist Inc.

     2.10 EFFECTIVE DATE: The "Effective Date," the date the provisions of this Plan become effective, is June 1, 1994.

     2.11 FISCAL YEAR:  The fiscal year of the Gold Kist Inc..

     2.12 INTEREST: With respect to each Adjustment Date or other applicable date, the dollar amount of interest to be credited to the Participant's Deferral Account as provided in Article 8. Prior to the beginning of each Plan Year, the Committee shall announce the annual rate of interest ("Announced Interest Rate") applicable with respect to the next Plan Year. If the Committee shall fail to announce such annual rate of interest, the last Announced Interest Rate shall apply. Provided, however, the minimum annual rate of interest ("Minimum Interest Rate") with respect to each Plan Year shall be the prime lending rate as quoted in the Wall Street Journal's Money Rate Section on December 31 (or the last business day) preceding such Plan Year.

     2.13 PARTICIPANT: As of any date, any individual who commenced participation in the Plan as provided in Article 3 and who is either (a) a Director or (b) a former Director of the Company who is eligible for a benefit under the Plan.

     2.14 PLAN: The Gold Kist Inc. Director Savings Plan as contained herein and as it may be amended from time to time hereafter.

     2.15 PLAN YEAR:  The calendar year.

     2.16 SURVIVING SPOUSE: The survivor of a deceased Participant to whom such deceased Participant was legally married immediately before the Participant's death.

     2.17 TERMINATION OF DIRECTORSHIP: The date on which a Participant, other than on account of death, ceases to be a Director without achieving Director Emeritus status and which occurs prior to such Director attaining age 65.

     2.18 UNFORESEEABLE EMERGENCY: A severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Examples of what are not considered to be Unforeseeable Emergencies include the need to send a Participant's child to college or the desire to purchase a home. The determination of whether a Participant has an Unforeseeable Emergency shall be determined by the Committee in the exercise of its sole and absolute discretion.

                   ARTICLE 3 - ELIGIBILITY AND PARTICIPATION
                   -----------------------------------------

     3.1  ELIGIBILITY.  Any Director or Director Emeritus under age sixty-five
(65) shall be eligible to become a Participant in the Plan.

     3.2 PARTICIPATION. A Director shall become a Participant upon execution and delivery of a Deferral Election. A Participant shall continue his participation until the date the Participant is no longer entitled to a benefit under this Plan.

     3.3  DEFERRAL ELECTIONS.

     (A)  PROCEDURES.

          (1) A Director shall have until December 31st of each year to execute and deliver to the Committee a Deferral Election providing for the deferral of a stipulated whole percent of Director Fees to be earned during the following calendar year and which, but for such Deferral Election, would be paid to the Director.

          (2) In the year in which this Plan is first implemented, a Director shall have 30 days following the Effective Date to execute and deliver to the Committee a Deferral Election providing for the deferral of a stipulated whole percent of Director Fees to be earned after delivery of such Deferral Election and during the calendar year of such implementation and which, but for such Deferral Election, would be paid to the Director.

          (3) In the first year in which a new Director first becomes eligible to participate in the Plan, such Director shall have 30 days following the date the Director becomes eligible to execute and deliver to the Committee a Deferral Election providing for the deferral of a stipulated whole percent of Director Fees to be earned after delivery of such Deferral Election and during the calendar year such Director first becomes eligible to participate in the Plan and which, but for such Deferral Election, would be paid to the Director.

     (B) CONDITIONS. No Deferral Election shall be valid until accepted by the Committee in the exercise of its sole and absolute discretion. Maximum Director Fee Deferrals for a Plan Year shall be 100% of Director Fees.

     3.4  PAYMENT ELECTION.

     (A) A Participant may elect to have the Age 65 Benefit under Article 4 and the Death Benefit under Article 5 paid in either (i) a lump sum or (ii) in ten
(10) equal annual installments. A separate Payment Election shall be made for the Age 65 Benefit and the Death Benefit. If no such election is made, such benefits shall be paid in ten (10) equal annual installments.

     (B) A Participant shall make such election on such form as specified by the Committee and shall have the right to change such election from time to time, provided, however, only such election made more than two years prior to the commencement of payment of benefits shall be effective.

                          ARTICLE 4 -  AGE 65 BENEFIT
                          ---------------------------

     4.1 ELIGIBILITY. Upon a Participant's attainment of age sixty-five (65), the Company shall pay the Participant the "Age 65 Benefit" described in this
Article 4.

     4.2  PAYMENT METHOD, TIMING AND AMOUNT.

     (A) The Age 65 Benefit shall be either a lump sum or ten (10) equal annual installments, as based on the Participant's Payment Election. Payment shall be made, in the case of a lump sum, or shall commence, in the case of annual installments, on the first day of the second month following the month of the Participant's attainment of age 65. Such Age 65 Benefit shall be in lieu of all other benefits under the Plan.

     (B) The lump sum shall equal the Participant's Deferral Account adjusted as provided in Subsection 8.2(a).

     (C) The ten (10) equal annual installments shall be based on the Participant's Deferral Account adjusted as provided in Subsection 8.2(a) and the interest rate applicable to the Participant's Deferral Account in accordance with Section 2.16 during the Plan Year in which the Participant's Retirement occurs.

  Example - At the commencement of payment of his Age 65 Benefit, Participant's
  -------
  Deferral Account balance (including deferrals and interest) is $100,000 and the interest rate applicable at such time is 10%. The Participant's equal annual installments are determined by calculating the level annuity payments in advance, payable for 10 periods, with interest at 10% and with a principal balance of $100,000. The resulting equal annual installments are in the amount of $14,795.

          4.3 PAYMENT TO BENEFICIARY. If a Participant entitled to an Age 65 Benefit under this Article 4 dies before the payment of the full benefit is made, then the Age 65 Benefit shall be paid to the Participant's Beneficiary.
In the event the Participant's Age 65 Benefit is being paid in ten (10) equal annual installments, the Participant's Beneficiary may make a written request to the Committee to receive, in lieu of all other payments, a lump sum payment equal to the present value of the remaining installments calculated with a discount rate equal to the Announced Interest Rate applicable to the Participant's Deferral Account during the Plan Year in which the Participant's attainment of age sixty-five (65) occurred. The Committee's decision on such request shall be based on the sole and absolute discretion of the Committee.

  Example - Participant elects to receive his Age 65 Benefit in 10 equal annual
  -------
  installments of $100,000 per installment when the applicable interest rate is

  10%. After receiving 6 installments, Participant dies and his Beneficiary requests a lump sum payment of the remaining 4 installments. Assuming the Committee grants the Beneficiary's request for a lump sum payment which is made on the next installment due date, the lump sum will be $348,685 (the present value of 4 payments of $100,000 each, discounted at 10%).


                           ARTICLE 5 - DEATH BENEFIT
                           -------------------------

     5.1 ELIGIBILITY. Upon a Participant's death either prior to his attainment of age sixty-five (65) or prior to his Termination of Directorship, the Company shall pay the Participant's Beneficiary the "Death Benefit" described in this Article 5.

     5.2  PAYMENT METHOD, TIMING AND AMOUNT.

     (A) The Death Benefit shall be either a lump sum or ten (10) equal annual installments, as based on the Participant's Payment Election. Payment shall be made, in the case of a lump sum, or shall commence, in the case of annual installments, on the first day of the second month following the month of the Participant's Death. Such Death Benefit shall be in lieu of all other benefits under the Plan.

     (B) The lump sum shall equal the Participant's "Enhanced Deferral Account" as described in Subsection (d) below.

     (C) The ten (10) equal annual installments shall be based on the Participant's "Enhanced Deferral Account" as described in Subsection (d) below, and the interest rate applicable to the Participant's Deferral Account in accordance with Section 2.16 during the Plan Year in which the Participant's death occurs.

     (D) A Participant's Enhanced Deferral Account shall be equal to (i) the Participant's Deferral Account adjusted as provided in Subsection 8.2(a) multiplied by (ii) the following enhancement factor:

Participant's Age at Death                       Enhancement Factor
- ----------------------------------------         ------------------
Less than age 50                                        2.00
Age 50 or greater but less than age 55                  1.75
Age 55 or greater but less than age 60                  1.50
Age 60 or greater but less than age 65                  1.25

  Example - At the commencement of payment of the Death Benefit to the
  -------
  Participant's Beneficiary (based on the Participant's prior effective election to have such benefit paid in a lump sum), the Participant's Deferral Account balance (including deferrals and interest) is $100,000 and the Participant's age at the time of death is age 49. The Death Benefit payable to the Participant's Beneficiary is $200,000 (actual Deferral Account balance of $100,000 times the Enhancement Factor of 2.0).

          (E) In the event the Death Benefit is payable in ten (10) equal annual installments, the Participant's Beneficiary may make a written request to the Committee, prior to commencement of payment of the first installment, to receive, in lieu of all other payments, a lump sum payment equal to the Participant's "Enhanced Deferral Account" as described in Subsection (d) above. The decision on such request shall be based on the sole and absolute discretion of the Committee.

                ARTICLE 6 - TERMINATION OF DIRECTORSHIP BENEFIT
                -----------------------------------------------

     6.1 ELIGIBILITY. Upon a Participant's Termination of Directorship, the Company shall pay the Participant the "Termination of Directorship Benefit" described in this Article 6.

     6.2  PAYMENT METHOD, TIMING AND AMOUNT.

     (A) The Termination of Directorship Benefit shall be a lump sum. Payment shall be made on the first day of the second month following the month of the Participant's Termination of Directorship. Such Termination of Directorship Benefit shall be in lieu of all other benefits under the Plan.

     (B) The lump sum shall be equal to the Participant's Deferral Account adjusted as provided in Subsection 8.2.

     6.3 PAYMENT TO BENEFICIARY. If a Participant entitled to a Termination of Directorship Benefit under this Article 6 dies after his Termination of Directorship but before the payment of the benefit is made, then the benefit shall be paid to the Participant's Beneficiary.


                             ARTICLE 7 - HARDSHIP
                             --------------------

     7.1 ELIGIBILITY. A Participant who has an Unforeseeable Emergency may be entitled to receive the "Hardship Benefit" described in this Article 7 upon (i) application to the Committee, (ii) submission of such evidence of such Unforeseeable Emergency as required by the Committee and (iii) the Committee's determination that the Participant has an Unforeseeable Emergency. In making such determination the Committee is instructed not to grant payment to the extent that the Participant's hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) cessation of deferrals under this Plan.

     7.2  PAYMENT METHOD, TIMING AND AMOUNT.

     (A) The Hardship Benefit shall be a lump sum. Payment shall be made on such date as determined by the Committee.

     (B) The lump sum shall be equal to the lesser of (i) the Participant's Deferral Account adjusted as provided in Subsection 8.2 or (ii) the amount determined by the Committee, in the exercise of its sole and absolute judgment, to satisfy the Participant's Unforeseeable Emergency.


                            ARTICLE 8 - ADJUSTMENTS
                            -----------------------

     8.1 ACCOUNTS. The Committee shall establish and cause to be maintained with respect to each Participant, a Deferral Account and shall adjust each account as provided in this Article 8.

     8.2 ADJUSTMENTS TO DEFERRAL ACCOUNTS. As of each Adjustment Date, a Participant's Deferral Account shall be adjusted as follows:

          (1) Director Fee Deferrals. There shall be credited the Participant's Director Fee Deferrals, if any, made since the last Adjustment Date.

          (2) Hardship Benefit. There shall be debited any Hardship Benefit paid to the Participant as provided in Article 7.

          (3) Interest. There shall be credited Interest for the period since the last Adjustment Date. Interest shall calculated on the balance in the Deferral Account after adjustment pursuant to paragraphs (1) and (2) above at such rate to yield an effective annual rate equal to the Minimum Interest Rate or the Announced Interest Rate, whichever is greater.


                          ARTICLE 9 - ADMINISTRATION
                          --------------------------

     9.1 COMMITTEE. The Committee shall be the Gold Kist Pension Committee. The Committee shall have general responsibility for administration of the Plan (including but not limited to complying with reporting and disclosure requirements, and establishing and maintaining Plan records). In the exercise of its sole and absolute discretion, the Committee shall interpret the Plan's provisions and determine the eligibility of individuals for benefits. Nothwithstanding the foregoing, any discretionary decision concerning the payment of benefits under this Plan (such as Hardship under Article 7) shall be made by the Compensation Committee of the Board of Directors.

     9.2  BENEFICIARY DESIGNATION.

     (A) Every Participant shall file with the Committee a written designation, in such form as specified by the Committee, of one or more persons as the Beneficiary who shall be entitled to receive the benefits, if any, payable under the Plan after the Participant's death. A Participant may from time to time revoke or change such Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt. All decisions of the Committee concerning the effectiveness of any Beneficiary designation, and the identity of any Beneficiary, shall be final. If a Beneficiary shall die after the death of the Participant and prior to receiving the payment(s) that would have been made to such Beneficiary had such Beneficiary's death not occurred, and no contingent Beneficiary has been designated, then for the purposes of the Plan the payment(s) that would have been received by such Beneficiary shall be made to the Beneficiary's estate.

     (B) If no Beneficiary designation is in effect at the time of a Participant's death, the benefits, if any, payable under the Plan after the Participant's death shall be made to the Participant's Surviving Spouse, if any, or if the Participant has no Surviving Spouse, to the Participant's estate. If the Committee is in doubt as to the right of any person to receive such benefits, the Committee may direct the Company to withhold payment, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Company to pay any such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.


                    ARTICLE 10 - AMENDMENT AND TERMINATION
                    --------------------------------------

     10.1 RIGHT TO AMEND OR TERMINATE PLAN.

     (A) Subject to Subsection (c), the Board of Directors of Gold Kist Inc. reserves the right at any time to amend or terminate the Plan, in whole or in part, and for any reason and without the consent of any Participant or Beneficiary.

     (B) The Committee may adopt any ministerial and non substantive amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan, provided the amendment does not materially affect the currently estimated cost to the Company of maintaining the Plan.

     (C) In no event shall an amendment or termination reduce the Company's obligations under Deferral Elections made before such amendment or termination; provided, however, that this restriction shall not apply to any benefit that has not actually accrued of the date of such amendment or termination (such as the right to an enhanced death benefit, if the Participant is still living on the date of such amendment or termination, or the right to make future deferrals under the Plan), nor shall this restriction prevent the Company from discharging its obligations under this Plan by providing for an immediate payout of the benefits actually accrued under this Plan as of the date of such amendment or termination.

     10.2 NOTICE. Notice of any termination or material amendment of the Plan shall be given by the Board of Directors of Gold Kist Inc. or by the Committee, whichever adopts the amendment, to each Participant.

                        ARTICLE 11 - GENERAL PROVISIONS
                        -------------------------------

     11.1 NO RIGHT TO CONTINUED DIRECTORSHIP. Nothing contained in the Plan shall give any Participant the right to be retained as a director of the Company. The adoption and maintenance of the Plan shall not constitute a contract between any Company and Participant or consideration for, or an inducement to or condition of, the services of any Participant.

     11.2 PAYMENT ON BEHALF OF PAYEE. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to such person's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

     11.3 NONALIENATION. No interest, expectancy, benefit, payment, claim or right of any Participant or Beneficiary under the Plan shall be (a) subject in any manner to any claims of any creditor of the Participant or Beneficiary, (b) subject to the debts, contracts, liabilities or torts of the Participant or Beneficiary or (c) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person shall attempt to take any action contrary to this Section, such action shall be null and void and of no effect, and the Committee and the Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof. If the Participant, Beneficiary, or any other beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event the Committee may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary or the spouse, children, or other dependents of the Participant or Beneficiary, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

     11.4 NO TRUST OR FUNDING CREATED. The obligations of the Company to make payments hereunder shall constitute a liability of the Company to a Participant or Beneficiary, as the case may be. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payment shall be made, and neither a Participant nor a Beneficiary shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person. The rights and claims of a Participant or a Beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured creditor of the Company.

     11.5 BINDING EFFECT. Obligations incurred by the Company pursuant to this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the Participant's Beneficiary.

     11.6 MERGER OR CONSOLIDATION. In the event of a merger or a consolidation by the Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Company by another corporation, then and in such event the obligations and responsibilities of the Company under this Plan shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participants and Beneficiaries hereunder shall continue.

     11.7 ENTIRE PLAN. This document, any written amendments hereto and the Deferral Elections contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

     11.8 MISCELLANEOUS. Where appropriate in this Plan, words used in the singular shall include the plural, and words used in the masculine shall include the feminine or neuter. The laws of the State of Georgia shall govern this Plan.


     IN WITNESS WHEREOF, Gold Kist Inc. has caused this Plan to be executed this
  22nd  day of    July    , 1994.
- -------        -----------

                              GOLD KIST INC.



[Corporate Seal]              By: /s/ Harold O. Chitwood
                                 ----------------------------------
                              Chief Executive Officer and Chairman,
                              Management Executive Committee

ATTEST:

     /s/ Jack L. Lawing
- -------------------------------
         Secretary

                   DIRECTOR FEE DEFERRAL ELECTION UNDER THE
                     GOLD KIST INC. DIRECTOR SAVINGS PLAN


     Gold Kist Inc. maintains the Director Savings Plan to help eligible Directors accumulate benefits for retirement. As a Director, You may elect to make deferrals and receive benefits as set forth in the Plan.

     You and the Company agree as follows:

     1.   YOU AGREE TO DEFER DIRECTOR FEES.  You elect to defer the receipt of
          --------------------------------
the following annual percent of DIRECTOR FEES which You earn during the ________ calendar year(s) and which, but for this Deferral Election, would be paid to You:

        ____________________________
         Director Fees            %
        ____________________________

     2.   THE COMPANY PROMISES TO PAY BENEFITS.  The Company promises to pay
          ------------------------------------
benefits as provided in the Plan, subject to all terms and conditions provided in the Plan.

     3.   INCORPORATION OF PLAN.  The Plan and all its provisions are
          ---------------------
incorporated herein by reference and shall govern the rights and obligations hereunder, including the meanings of any capitalized terms which are defined in the Plan.

     4.   ENTIRE AGREEMENT.  This Deferral Election and the Plan constitute the
          ----------------
entire agreement between You and the Company with respect to the deferrals made hereunder and the benefits based thereon.


                                        ---------------------------
                                        Your Signature


                                        ---------------------------
                                        Your Printed Name

                                        Date:
                                              ---------------------


Received and approved by the Committee:

By:
   ---------------------------

Date:
     -------------------------

                       BENEFICIARY DESIGNATION UNDER THE
                     GOLD KIST INC. DIRECTOR SAVINGS PLAN

     You and the Company have entered into one or more Deferral Elections under the Director Savings Plan.

     As a Participant in the Plan, You hereby name the following person or persons, entity or entities (herein called "Designated Beneficiary(ies)") to receive such amounts, if any, that are payable under the Plan after your death (herein called "Survivor Benefits"):

                              PRIMARY BENEFICIARY

                                                           Social Security
Name and Relationship               Address                Number
_______________________________________________________________________________
1.
_______________________________________________________________________________

_______________________________________________________________________________
2.
_______________________________________________________________________________

_______________________________________________________________________________
3.
_______________________________________________________________________________

_______________________________________________________________________________
4.
_______________________________________________________________________________

_______________________________________________________________________________

     If your Survivor Benefits, if any, are to be paid to more than one Designated Beneficiary, such Survivor Benefits shall be divided equally between or among such Designated Beneficiaries.

     If any Primary Beneficiary(ies) named above is (are) not in existence at your death, then You name the following Contingent Beneficiary(ies) to receive the benefit that such Primary Beneficiary(ies) would have received:

                            CONTINGENT BENEFICIARY

                                                           Social Security
Name and Relationship               Address                Number

Contingent Beneficiary to Primary Beneficiary No. _____:
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


Contingent Beneficiary to Primary Beneficiary No. _____:
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Contingent Beneficiary to Primary Beneficiary No. _____:
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


Contingent Beneficiary to Primary Beneficiary No. _____:
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

     If a Primary Beneficiary dies before You do and there is no Contingent Beneficiary named to take such Primary Beneficiary's share, then the Survivor Benefits will be paid to your Surviving Spouse, if any, and if not to your estate.

     If a Designated Beneficiary dies after You do but before all Survivor Benefit payments have been made to such Designated Beneficiary, then the remaining payments will be made to the Designated Beneficiary's estate.

     This Beneficiary Designation Form shall remain in effect until revoked by You in writing or until superseded by your execution and delivery of a substitute Beneficiary Designation Form. No such revocation or substitute Beneficiary Designation Form will be effective until it is actually received by the Committee.

     Survivor Benefit payments will have federal and state tax consequences and such consequences may depend on the identity of the beneficiary of such payments (for example, whether the beneficiary is your spouse); and You acknowledge that You have been advised to consult an independent, professional tax advisor before completing this Beneficiary Designation Form.


                                        ---------------------------
                                        Your Signature


                                        ---------------------------
                                        Your Printed Name

                                        Date:
                                              ---------------------


Received by the Committee:

By:
   ---------------------------

Date:
     -------------------------

                          PAYMENT ELECTION UNDER THE
                     GOLD KIST INC. DIRECTOR SAVINGS PLAN

     You and the Company have entered into one or more Deferral Elections under the Director Savings Plan.

                       PAYMENT ELECTION - AGE 65 BENEFIT
                       ---------------------------------

     As a Participant in the Plan, I hereby elect pursuant to Section 3.4 of the Plan to have any Age 65 Benefit under Article 4 paid in the following manner:

     [  ]    Lump sum

     [  ]    Equal annual installments for 10 years

     [  ]    I do not wish to make an election at this time. I understand that if I do not make a valid election pursuant to the terms of the Plan, benefits will be paid in equal annual installments for 10 years.

                       PAYMENT ELECTION - DEATH BENEFIT
                       --------------------------------

     As a Participant in the Plan, I hereby elect pursuant to Section 3.4 of the Plan to have any Death Benefit under Article 5 paid in the following manner:

     [  ]    Lump sum

     [  ]    Equal annual installments for 10 years

     [  ]    I do not wish to make an election at this time. I understand that if I do not make a valid election pursuant to the terms of the Plan, benefits will be paid in equal annual installments for 10 years.


                                        ---------------------------
                                        Your Signature


                                        ---------------------------
                                        Your Printed Name

                                        Date:
                                              ---------------------


Received by the Committee:

By:
   ---------------------------

Date:
     -------------------------

                                AMENDMENT NO. 1
                             To The Gold Kist Inc.
                             Director Savings Plan



     THIS AMENDMENT NO. 1 is made this 28th day of October, 1994, by Gold
                                      ------
Kist Inc. (the "Company").


                                  WITNESSETH:


     WHEREAS the Company has adopted the Gold Kist Inc. Director Savings Plan (the "Plan") effective June 1, 1994; and


     WHEREAS the Company seeks to clarify certain eligibility provisions inadvertently omitted from Plan.


     NOW, THEREFORE, the Plan is amended as set forth below.


                                   ITEM ONE

     Section 3.2 of the Plan is amended by adding the following language:

     Notwithstanding any provisions in this Plan to the contrary, should any Participant after execution and delivery of a Deferral Election (the "Current Deferral Election") refuse or otherwise fail to cooperate fully (as determined in the sole judgment of the Committee) in the process of obtaining a life insurance policy or policies insuring the Participant to be owned by the Company to fund its obligations under the Plan in whole or in part, such Participant's participation in the Plan with respect to the Current Deferral Election shall be rescinded and terminated, all amounts deferred with respect to the Current Deferral Election shall be paid to such Participant and such Participant shall be deemed ineligible for further participation in the Plan .

                                   ITEM TWO

     This amendment shall be effective June 1, 1994, as if it were originally included in the Plan.


     IN WITNESS WHEREOF, Gold Kist Inc. has caused this Amendment No. 1 to be executed as of the day and year first above written.

                                      GOLD KIST INC.



                                      By:  /s/ Harold O. Chitwood
                                           --------------------------------
                                           Chief Executive Officer and Chairman,
                                           Management Executive Committee

[Corporate Seal]

ATTEST:

   /s/ Jack L. Lawing
- -------------------------
       Secretary

                                       2